Exhibit 1.1

Vontier Corporation

[ ● ] Shares of Common Stock

Underwriting Agreement

[ ● ]

[ ● ]

As representatives of the several Underwriters

    named in Schedule I hereto

c/o [ ● ]

Ladies and Gentlemen:

[ ● ] (the “Selling Stockholder”), proposes to sell to the several Underwriters named in Schedule I hereto (the “Underwriters”) an aggregate of [ ● ] shares of common stock, par value $0.0001 per share (“Common Stock”), of Vontier Corporation, a Delaware corporation (the “Company”) (the “Shares”). The shares of Common Stock outstanding after giving effect to the sale of the Shares are referred to herein as the “Stock.”

On the date hereof and immediately prior to the execution of this Agreement, Fortive Corporation, a Delaware corporation (“Fortive”), has entered into an exchange agreement with the Selling Stockholder and, solely with respect to certain sections thereof, the Company (the “Exchange Agreement”), whereby Fortive will transfer to the Selling Stockholder the Shares in exchange for certain indebtedness of Fortive held by the Selling Stockholder.

1. The Company represents and warrants to, and agrees with, each of the Underwriters and the Selling Stockholder that:

(a) A registration statement, including a prospectus (the “Base Prospectus”), on Form S-1 (File No. 333-[ ● ]) (the “Initial Registration Statement”) in respect of the Shares has been filed with the Securities and Exchange Commission (the “Commission”); the Initial Registration Statement and any post-effective amendment thereto, each in the form heretofore delivered to you, have been declared effective by the Commission in such form; other than a registration statement, if any, increasing the size of the offering (a “Rule 462(b) Registration Statement”), filed pursuant to Rule 462(b) under the Securities Act of 1933, as amended (the “Act”), which became effective upon filing, no other document with respect to the Initial Registration Statement has been filed with the Commission; and no stop order suspending the effectiveness of the Initial Registration Statement, any post-effective amendment thereto or the Rule 462(b) Registration Statement, if any, has been issued and no proceeding for that purpose or pursuant to Section 8A of the Act has been initiated or, to the Company’s knowledge, threatened by the Commission (the Base Prospectus included in the Initial Registration Statement and each preliminary prospectus supplement filed with the Commission pursuant to Rule 424 of the rules and regulations of the Commission under the Act is hereinafter called a “Preliminary Prospectus”; the various parts of the Initial Registration Statement and the Rule 462(b) Registration Statement, if any, including all exhibits thereto and including the information contained in the form of final prospectus or final prospectus supplement (including the Base Prospectus) filed with the Commission pursuant to Rule 424(b) under the Act in accordance with Section 7(a) hereof and deemed by virtue of Rule 430A or Rule 430C under the Act to be part of the Initial Registration Statement at the time it was declared effective, each as amended at the time such part of the Initial Registration Statement became effective or such part of the Rule 462(b) Registration Statement, if any, became or hereafter becomes effective, are hereinafter collectively called the “Registration Statement”; the Base Prospectus or, if applicable, the most recent preliminary prospectus supplement (including the Base Prospectus) relating to the Shares that was filed with the Commission pursuant to Rule 424(b) under the Act prior to the Applicable Time (as defined in Section 1(c) hereof) is hereinafter called the “Pricing Prospectus;” and the final prospectus or final prospectus supplement (including the Base Prospectus), in the form first filed pursuant to Rule 424(b) under the Act, is hereinafter called the “Prospectus;” and any “issuer free writing prospectus” as defined in Rule 433 under the Act relating to the Shares is hereinafter called an “Issuer Free Writing Prospectus”;

(b) (i) No order preventing or suspending the use of any Preliminary Prospectus or any Issuer Free Writing Prospectus has been issued by the Commission, and (ii) each Preliminary Prospectus, at the time of filing thereof, conformed in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder, and did not contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the (x) Underwriter Information (as defined in Section 12(b) of this Agreement), (y) Selling Stockholder Information (as defined in Section 12(d) of this Agreement) or (z) Fortive Information (as defined in Section 12(c) of this Agreement);

(c) For the purposes of this Agreement, the “Applicable Time” is [ ● ] (Eastern time) on the date of this Agreement. The Pricing Prospectus, as supplemented by the information listed on Schedule III(c) hereto, taken together (collectively, the “Pricing Disclosure Package”), as of the Applicable Time, did not, and as of the Time of Delivery (as defined in Section 6 of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; and each Issuer Free Writing Prospectus does not conflict in any material respect with the information contained in the Registration Statement, the Pricing Prospectus or the Prospectus, and each Issuer Free Writing Prospectus, as supplemented by and taken together with the Pricing Disclosure Package, as of the Applicable Time, did not, and as of the Time of Delivery (as defined in Section 6 of this Agreement) will not, include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that this representation and warranty shall not apply to statements or omissions made in reliance upon and in conformity with the (i) Underwriter Information, (ii) Selling Stockholder Information or (iii) Fortive Information;

(d) The Registration Statement conforms, and the Prospectus and any further amendments or supplements to the Registration Statement and the Prospectus will conform, in all material respects to the requirements of the Act and the rules and regulations of the Commission thereunder and do not and will not, as of the applicable effective date as to each part of the Registration Statement, as of the applicable filing date as to the Prospectus and any amendment or supplement thereto, and as of the Time of Delivery, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; provided, however, that this representation and warranty shall not apply to any statements or omissions made in reliance upon and in conformity with the (i) Underwriter Information, (ii) Selling Stockholder Information or (iii) Fortive Information;

(e) Neither the Company nor any of its subsidiaries has, since the date of the latest audited financial statements included in the Pricing Prospectus, except as otherwise set forth or contemplated in the Pricing Prospectus, entered into any transaction or agreement (outside of the ordinary course of business) that is material to the Company and its subsidiaries taken as a whole or incurred any liability or obligation, direct or contingent, that is material to the Company and its subsidiaries taken as a whole, in each case as otherwise set forth or contemplated in the Pricing Prospectus, since the respective dates as of which information is given in the Registration Statement and the Pricing Prospectus, there has not been (x) any change in the capital stock (other than as a result of (i) the exercise, if any, of stock options or the award, if any, of stock options, restricted stock or restricted stock units in the ordinary course of business pursuant to the Company’s equity plans that are described in the Pricing Prospectus and the Prospectus or (ii) the issuance, if any, of stock upon conversion of Company securities as described in the Pricing Prospectus and the Prospectus), or material short-term or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock or (y) any Material Adverse Effect (as defined below); as used in this Agreement, “Material Adverse Effect” shall mean any material adverse change in or effect on the condition, financial or otherwise, or in the earnings, business or prospects of the Company and its subsidiaries considered as one enterprise, except as set forth or contemplated in the Pricing Prospectus, or (ii) the ability of the Company to perform its obligations under this Agreement or the Exchange Agreement;

(f) Except as would not have a Material Adverse Effect, (i) the Company and its subsidiaries have good and marketable title in fee simple to all real property and good and valid title to all personal property (other than with respect to Intellectual Property, title to which is addressed exclusively in Section 1(ff) below) owned by them, in each case free and clear of all liens, encumbrances and defects except such as are described in the Pricing Prospectus (ii) any real property and buildings held under lease by the Company and its subsidiaries are held by them under valid, subsisting and enforceable leases (subject to the effects of (i) bankruptcy, insolvency, fraudulent conveyance, fraudulent transfer, reorganization, moratorium or other similar laws relating to or affecting rights or remedies of creditors generally; (ii) the application of general principles of equity (including without limitation, concepts of materiality, reasonableness, good faith and fair dealing, regardless of whether enforcement is considered in proceedings at law or in equity); and (iii) applicable law and public policy with respect to rights to indemnity and contribution);

(g) Each of the Company and each of its Significant Subsidiaries (within the meaning of Rule 1-02(w) of Regulation S-X) has been (i) duly organized and is validly existing and in good standing (to the extent such concept exists) under the laws of its jurisdiction of organization, with power and authority (corporate and other) to own its properties and conduct its business as described in the Pricing Prospectus, and (ii) duly qualified as a foreign corporation for the transaction of business and is in good standing (to the extent such concept exists) under the laws of each other jurisdiction in which it owns or leases properties or conducts any business so as to require such qualification, except, in the case of clause (i) or (ii), where the failure to be so qualified or in good standing would not, individually or in the aggregate, have a Material Adverse Effect, and each subsidiary of the Company has been listed in the Registration Statement;

(h) The Company has an authorized capitalization as set forth in the Pricing Prospectus and all of the issued and outstanding shares of capital stock (including the Shares to be sold by the Selling Stockholder) of the Company have been duly and validly authorized and issued and are fully paid and non-assessable and conform to the description of the Stock contained in the Pricing Disclosure Package and Prospectus; and all of the issued shares of capital stock of each subsidiary of the Company have been duly and validly authorized and issued, are fully paid and non-assessable and (except, in the case of any foreign subsidiary, for directors’ qualifying shares) are owned directly or indirectly by the Company, free and clear of all liens, encumbrances, equities or claims, except for such liens, encumbrances, equities or claims described in the Pricing Prospectus and the Prospectus;

(i) The compliance by the Company with this Agreement, the Exchange Agreement and the consummation of the transactions contemplated in the Exchange Agreement and in this Agreement and the Pricing Prospectus, will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which the Company or any of its subsidiaries is bound or to which any of the property or assets of the Company or any of its subsidiaries is subject, (ii) the certificate of incorporation or by-laws (or other applicable organizational document) of the Company or any of its Significant Subsidiaries, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties, except, in the case of (i) and (iii) for such defaults, breaches, or violations that would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and no consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for the issue and sale of the Shares or the consummation by the Company of the transactions contemplated by this Agreement or the Exchange Agreement, except such as have been obtained under the Act, the approval by the Financial Industry Regulatory Authority (“FINRA”) of the underwriting terms and arrangements, the approval of the Shares for listing on the New York Stock Exchange (the “Exchange”) and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters;

(j) Neither the Company nor any of its Significant Subsidiaries is (i) in violation of its certificate of incorporation or by-laws (or other applicable organizational document), (ii) in violation of any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its subsidiaries or any of their properties or assets, or (iii) in default, and no event has occurred that, with notice or lapse of time or both, would constitute such a default, in the performance or observance of any obligation, agreement, term, covenant or condition contained in any indenture, mortgage, deed of trust, loan agreement, license, lease or other agreement or instrument to which it is a party or by which it or any of its properties or assets may be bound, except, in the case of the foregoing clauses (ii) and (iii), for such defaults as would not, individually or in the aggregate, have a Material Adverse Effect;

(k) The statements set forth in the Pricing Prospectus and Prospectus under the caption “Description of Capital Stock”, insofar as they purport to constitute a summary of the terms of the Stock, and under the caption “Material U.S. Federal Income Tax Considerations”, are accurate, complete and fair in all material respects;

(l) Other than as set forth in the Pricing Prospectus, there are no legal or governmental proceedings pending to which the Company or any of its subsidiaries is a party or of which any property or assets of the Company or any of its subsidiaries is the subject which, if determined adversely to the Company or any of its subsidiaries, would individually or in the aggregate have a Material Adverse Effect; and, to the Company’s knowledge, no such proceedings have been threatened in writing by governmental authorities or others;

(m) The Company is not an “investment company”, as such term is defined in the Investment Company Act of 1940, as amended (the “Investment Company Act”);

(n) At the time of filing the Initial Registration Statement and any post-effective amendment thereto, at the earliest time thereafter that the Company or any offering participant made a bona fide offer (within the meaning of Rule 164(h)(2) under the Act) of the Shares, and at the date hereof, the Company was not and is not an “ineligible issuer,” as defined under Rule 405 under the Act;

(o) Ernst & Young LLP, who have certified certain financial statements of the Company and its subsidiaries, are independent public accountants as required by the Act and the rules and regulations of the Commission thereunder;

(p) The Company maintains a system of internal control over financial reporting (as such term is defined in Rule 13a-15(f) under the Securities Exchange Act of 1934, as amended, the “Exchange Act”) that (i) complies with the requirements of the Exchange Act and (ii) has been designed by the Company’s principal executive officer and principal financial officer, or under their supervision, to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with generally accepted accounting principles. The Company is not aware of any material weaknesses in its internal control over financial reporting. The Company maintains a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations, (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with U.S. GAAP and to maintain asset accountability, (iii) access to assets is permitted only in accordance with management’s general or specific authorization, (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences and (v) the interactive data in eXtensible Business Reporting Language included or incorporated by reference in the Registration Statement is accurate; it being understood in respect of this paragraph (p) that the Company is not required as of the date hereof to comply with Section 404 of the Sarbanes Oxley Act of 2002;

(q) Since the date of the latest audited financial statements included in the Pricing Prospectus, there has been no change in the Company’s internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company’s internal control over financial reporting;

(r) The Company maintains disclosure controls and procedures (as such term is defined in Rule 13a-15(e) under the Exchange Act) that comply with the requirements of the Exchange Act; such disclosure controls and procedures have been designed to ensure that material information relating to the Company and its subsidiaries is made known to the Company’s principal executive officer and principal financial officer by others within those entities; and such disclosure controls and procedures are effective;

(s) This Agreement has been duly authorized, executed and delivered by the Company;

(t) The Exchange Agreement has been duly authorized, and when executed and delivered by the Company and, assuming due authorization, execution and delivery by each of the other parties thereto, constitute a valid and legally binding agreement of the Company enforceable against the Company in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability;

(u) The Exchange Agreement conforms in all material respects to the description thereof contained in the Registration Statement, the Pricing Disclosure Package and the Prospectus;

(v) (i) The Company and each of its subsidiaries and, to the knowledge of the Company, all directors, officers or employees of the Company or any of its subsidiaries comply and have complied in all material respects with the Bribery Act 2010 of the United Kingdom, the OECD Convention on Bribery of Foreign Public Officials in International Business Transactions, the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder and all other applicable anti-corruption laws, (ii) the Company and each of its subsidiaries have instituted and maintain and will continue to maintain policies and procedures designed to promote and ensure continued compliance with all applicable anti-bribery and anti-corruption laws, and (iii) neither the Company nor its subsidiaries will use, directly or indirectly, the proceeds of the offering in violation of any applicable anti-corruption laws;

(w) The operations of the Company and its subsidiaries are and have been conducted at all times in compliance in all material respects with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all applicable jurisdictions in which the Company operates and the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency in such jurisdictions (collectively, “Anti-Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company or any of its subsidiaries relating to the failure of the Company or its subsidiaries to comply with Anti-Money Laundering Laws is pending or, to the knowledge of the Company, threatened;

(x) Neither the Company nor any of its subsidiaries nor, to the knowledge of the Company, any director, officer, or employee of the Company or of any of its subsidiaries is currently the target of any sanctions administered or imposed by the U.S. Government, including, the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”), the U.S. Department of Commerce, or the U.S. Department of State, the United Nations Security Council, the European Union, the United Kingdom, Her Majesty’s Treasury or any similar sanctions imposed by any other governmental body to which the Company or any of its subsidiaries is subject (collectively, “Sanctions”) or is located, organized or a resident in a country or territory that is subject to Sanctions. Except to the extent licensed by OFAC or the U.S. Department of State or otherwise permitted under applicable law, the Company will not knowingly use the proceeds of the offering of the Shares (i) to lend or contribute to, fund or facilitate any activities or business of, or otherwise make available to any person that, to the Company’s knowledge at the time thereof, is the target of any Sanctions or is located, organized or resident in a country or territory that is the subject of Sanctions (currently, Cuba, Iran, North Korea, Crimea region of Ukraine and Syria) or (ii) in any other manner that the Company knows will result in a violation of Sanctions by the Company or any of its subsidiaries or any Underwriter;

(y) The financial statements included in the Registration Statement, the Pricing Prospectus and the Prospectus, together with the related schedules and notes, present fairly in all material respects the financial position of the Company and its consolidated subsidiaries at the dates indicated and the results of operations, changes in stockholders’ equity and cash flows of the Company and its subsidiaries for the periods specified; said financial statements have been prepared in conformity with U.S. generally accepted accounting principles (“GAAP”) applied on a consistent basis throughout the periods involved, except as disclosed in the footnotes to the unaudited financial statements. The supporting schedules, if any, present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement, the Pricing Prospectus and the Prospectus present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included therein. Except as included therein, no historical or pro forma financial statements or supporting schedules are required to be included in the Registration Statement, the Pricing Prospectus or the Prospectus under the Act or the rules and regulations promulgated thereunder. All disclosures contained in the Registration Statement, the Pricing Prospectus and the Prospectus regarding “non-GAAP financial measures” (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Exchange Act and Item 10 of Regulation S-K of the Act, to the extent applicable;

(z) There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Act except as have been validly waived or complied with;

(aa) No labor disturbance by or dispute with the employees of the Company or any of its subsidiaries exists or, to the knowledge of the Company, has been threatened in writing, which, in each case, would, individually or in the aggregate, result in a Material Adverse Effect;

(bb) Neither the Company nor any of its subsidiaries has taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;

(cc) Except as described in the Pricing Prospectus and Prospectus, and except as would not, individually or in the aggregate, reasonably be expected to result in a Material Adverse Effect, (A) neither the Company nor any of its subsidiaries is in violation of, or has incurred liability under, any applicable laws, rules or regulations concerning the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, “Hazardous Materials”), pollution or protection of the environment, natural resources, human health (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife (collectively “Environmental Laws”), and (B) there are no pending or, to the Company’s knowledge, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Laws or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials against the Company or any of its subsidiaries;

(dd) Each of the Company and its subsidiaries have complied in all material respects with their obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974 (“ERISA”) and the regulations and published interpretations thereunder with respect to each “plan” (as defined in Section 3(3) of ERISA and such regulations and published interpretations) in which employees of the Company and its subsidiaries are eligible to participate and each such plan is in compliance in all material respects with the presently applicable provisions of ERISA and such regulations and published interpretations, in each case other than such non-compliance that would not reasonably be expected to have a Material Adverse Effect. Neither the Company nor any of its subsidiaries has incurred, nor reasonably expects to incur, any liability under Title IV of ERISA with respect to the termination of, or withdrawal from any “multiemployer plan” (as defined under Section 4001 of ERISA) as would reasonably be expected to have a Material Adverse Effect, and no “single-employer plan” (as defined under Section 4001 of ERISA) established or maintained by the Company or any of its subsidiaries, if such “single-employer plan” were terminated, would have any “amount of unfunded benefit liabilities” (as defined under Section 4001 of ERISA) as would reasonably be expected to have a Material Adverse Effect;

(ee) (i) To the Company’s knowledge, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Company’s or its subsidiaries’ information technology and computer systems, networks, hardware, software, data and databases (including, as applicable, the data and information of their respective customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Company and its subsidiaries, and any such data processed or stored by third parties on behalf of the Company and its subsidiaries), equipment or technology (collectively, “IT Systems and Data”), except in each case as would not reasonably expected to, individually or in the aggregate, have a Material Adverse Effect; and (ii) the Company and its subsidiaries have implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of their IT Systems and Data reasonably consistent in all material respects with industry standards and practices, or as required by applicable regulatory standards. The Company and its subsidiaries are presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification;

(ff) The Company and its subsidiaries have filed all federal, state, local and non-U.S. tax returns that are required to be filed or have requested extensions thereof, except in any case in which the failure to so file would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect; and the Company and its subsidiaries have paid all taxes (including any assessments, fines or penalties) required to be paid by them, except for (i) any such taxes, assessments, fines or penalties currently being contested in good faith and for which adequate reserves have been recorded in accordance with GAAP or (ii) as would not reasonably be expected to, individually or in the aggregate, have a Material Adverse Effect;

(gg) Except as described in the Registration Statement, the Pricing Disclosure Package and the Prospectus, or as would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect, (i) the Company and its subsidiaries own or have the right to use all patents, patent applications, trademarks, service marks, trade names, trademark registrations, service mark registrations, domain names and other source indicators, copyrights and copyrightable works, know-how, trade secrets, systems, procedures, proprietary or confidential information and all other worldwide intellectual property, industrial property and proprietary rights (collectively, “Intellectual Property”) used in the conduct of their respective businesses; (ii) the Company’s and its subsidiaries’ conduct of their respective businesses does not infringe, misappropriate or otherwise violate any Intellectual Property of any person; and (iii) to the knowledge of the Company, the Intellectual Property of the Company and its subsidiaries is not being infringed, misappropriated or otherwise violated by any person;

(hh) The Company and its subsidiaries possess all licenses, sub-licenses, certificates, permits and other authorizations issued by, and have made all declarations and filings with, the appropriate federal, state, local or foreign governmental or regulatory authorities that are necessary for the ownership or lease of their respective properties or the conduct of their respective businesses as described in each of the Registration Statement, the Pricing Disclosure Package and the Prospectus, except where the failure to possess or make the same would not, individually or in the aggregate, have a Material Adverse Effect;

(ii) The Company and its subsidiaries have (or have the benefit of) insurance covering their respective properties, operations, personnel and businesses, which insurance is in amounts and insures against such losses and risks as is generally customary for the industry in which the Company and its subsidiaries and their respective businesses operate, except as would not reasonably be expected to have a Material Adverse Effect; and

(jj) There is and has been no failure on the part of the Company or any of the Company’s directors or officers, in their capacities as such, to comply with any provision of the Sarbanes-Oxley Act of 2002, as amended and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 related to loans and Sections 302 and 906 related to certifications.

2. The Selling Stockholder represents and warrants to each Underwriter that:

(a) All consents, approvals, authorizations and orders necessary for the execution and delivery by the Selling Stockholder of this Agreement and the Exchange Agreement, and for the sale and delivery of the Shares to be sold by the Selling Stockholder hereunder, have been obtained, except for the consents, approvals, authorizations and orders that have been or will be obtained or made on or prior to the Time of Delivery; and the Selling Stockholder has the limited liability company power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by the Selling Stockholder hereunder; this Agreement and the Exchange Agreement have each been duly authorized, executed and delivered by the Selling Stockholder and the Exchange Agreement constitutes a valid and legally binding agreement of the Selling Stockholder enforceable against the Selling Stockholder in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability;

(b) The execution, delivery and performance by the Selling Stockholder of this Agreement, the Exchange Agreement, the sale of the Shares to be sold by the Selling Stockholder and the consummation by the Selling Stockholder of the transactions contemplated herein or therein will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Selling Stockholder is a party or by which the Selling Stockholder is bound or to which any of the property or assets of the Selling Stockholder is subject, except, in the case of this clause (i) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a material adverse effect on the Selling Stockholder or the ability of the Selling Stockholder to perform its obligations under this Agreement or the Exchange Agreement, (ii) the certificate of incorporation or by-laws (or other applicable organizational document) of the Selling Stockholder, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over the Selling Stockholder or any of its properties, except, in the case of this clause (iii) for such defaults, breaches, or violations that would not, individually or in the aggregate, have a material adverse effect on the Selling Stockholder;

(c) The Selling Stockholder will have, immediately prior to the Time of Delivery, good and valid title to the Shares to be sold at such Time of Delivery, by the Selling Stockholder, free and clear of all liens, encumbrances, equities or adverse claims; and, upon book-entry transfer of such Shares and payment therefor pursuant hereto (assuming that no Underwriter has notice of any adverse claim (within the meaning of Section 8-105 of the UCC) to such Shares), good and valid title to such Shares, free and clear of all liens, encumbrances, equities or adverse claims, will pass to the several Underwriters; and

(d) The Pricing Disclosure Package, at the Applicable Time did not, and as of the Time of Delivery, will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that the Selling Stockholder’s representation under this Section 2(d) shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with the Selling Stockholder Information.

3. Fortive represents and warrants to each Underwriter and the Selling Stockholder that:

(a) No consent, approval, authorization, order, registration or qualification of or with any such court or governmental agency or body is required for execution and delivery by Fortive of this Agreement and the Exchange Agreement, except such as have been obtained under the Act, the approval by FINRA of the underwriting terms and arrangements, the approval for listing of the Shares on the Exchange and such consents, approvals, authorizations, registrations or qualifications as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by the Underwriters; and Fortive has the corporate power and authority to enter into this Agreement and to sell, assign, transfer and deliver the Shares to be sold by Fortive to the Selling Stockholder pursuant to the Exchange Agreement; each of this Agreement and the Exchange Agreement has been duly authorized, and when executed and delivered by Fortive and, assuming due authorization, execution and delivery by each of the other parties thereto, constitutes a valid and legally binding agreement of Fortive enforceable against Fortive in accordance with its terms, except as enforceability may be limited by applicable bankruptcy, insolvency or similar laws affecting creditors’ rights generally or by equitable principles relating to enforceability;

(b) The execution, delivery and performance by Fortive of this Agreement, the Exchange Agreement, the sale of the Shares to be sold by Fortive to the Selling Stockholder pursuant to the Exchange Agreement and the consummation by Fortive of the transactions contemplated herein and in the Exchange Agreement will not conflict with or result in a breach or violation of any of the terms or provisions of, or constitute a default under, (i) any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which Fortive is a party or by which Fortive is bound or to which any of the property or assets of Fortive is subject, (ii) the certificate of incorporation or by-laws (or other applicable organizational document) of Fortive, or (iii) any statute or any judgment, order, rule or regulation of any court or governmental agency or body having jurisdiction over Fortive or any of its properties, except, in the case of clause (i) and this clause (iii), for such defaults, breaches, or violations that would not, individually or in the aggregate, have a material adverse effect on Fortive;

(c) Fortive has not taken and will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Shares;

(d) The Pricing Disclosure Package, as of the Applicable Time did not, and at the Time of Delivery, will not, include any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Fortive’s representation under this Section 3(d) shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with the Fortive Information;

(e) Other than the Registration Statement, the Preliminary Prospectus and the Prospectus, Fortive (including its agents and representatives, other than the Underwriters in their capacity as such) has not made, used, prepared, authorized, approved or referred to and will not prepare, make, use, authorize, approve or refer to any Issuer Free Writing Prospectus, other than (i) any document not constituting a prospectus pursuant to Section 2(a)(10)(a) of the Act or Rule 134 under the Act or (ii) the documents listed on Schedule 3 hereto, each electronic road show and any other written communications approved in writing in advance by the Company and the Representatives; and

(f) As of the applicable effective date of the Registration Statement and any post-effective amendment thereto, the Registration Statement and any such post-effective amendment did not and will not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; and as of the date of the Prospectus and any amendment or supplement thereto and as of the Time of Delivery, the Prospectus will not contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that Fortive’s representation under this Section 3(f) shall only apply to any untrue statement of a material fact or omission to state a material fact made in reliance upon and in conformity with the Fortive Information.

(g) Fortive’s entry, as of the date hereof, into the Exchange Agreement and this Agreement, and Fortive’s consummation of the transactions contemplated by the Exchange Agreement and by this Agreement to occur on the Time of Delivery, is not prompted by any material information concerning the Company known to Fortive that is required to be set forth in the Registration Statement, the Pricing Disclosure Package or the Prospectus, and is not so set forth.

4. Subject to the terms and conditions herein set forth, the Selling Stockholder agrees to sell the Shares to the several Underwriters as provided in this Agreement, and each Underwriter, on the basis of the representations, warranties and agreements set forth herein and subject to the conditions set forth herein, agrees, severally and not jointly, to purchase from the Selling Stockholder at a purchase price per share of $[ ● ] (the “Purchase Price”) the number of Shares (to be adjusted by the Representatives so as to eliminate fractional shares) determined by multiplying the aggregate number of Shares to be sold by the Selling Stockholder (as set forth opposite its name in Schedule II hereto) by a fraction, the numerator of which is the aggregate number of Shares to be purchased by such Underwriter as set forth opposite the name of such Underwriter in Schedule I hereto and the denominator of which is the aggregate number of Shares to be purchased by all of the Underwriters from the Selling Stockholder hereunder.

5. The Company and the Selling Stockholder understand that the Underwriters intend to make a public offering of the Shares as soon after the effectiveness of this Agreement as in the judgment of the Representatives is advisable, and initially to offer the Shares on the terms set forth in the Prospectus. The Company and the Selling Stockholder acknowledge and agree that the Underwriters may offer and sell Shares to or through any affiliate of an Underwriter.

6. Payment for the Shares shall be made by wire transfer in immediately available funds to the account specified by the Selling Stockholder, to the Representatives in the case of the Shares, at the offices of Latham & Watkins LLP at [ ● ], New York City time, on [ ● ], or at such other time or place on the same or such other date, not later than the fifth business day thereafter, as the Representatives, Fortive and the Selling Stockholder may agree upon in writing. Such time and date for delivery of the Shares is herein called the “Time of Delivery.”

Payment for the Shares to be purchased at the Time of Delivery shall be made against delivery to the Representatives for the respective accounts of the several Underwriters of the Shares to be purchased on the Time of Delivery, with any transfer taxes payable in connection with the sale of such Shares duly paid by the Company and the Selling Stockholder, as applicable. Delivery of the Shares shall be made through the facilities of The Depository Trust Company (“DTC”) unless the Representatives shall otherwise instruct.

7. The Company agrees with each of the Underwriters and the Selling Stockholder:

(a) To prepare the Prospectus in a form approved by you and to file such Prospectus pursuant to Rule 424(b) under the Act not later than the Commission’s close of business on the second business day following the execution and delivery of this Agreement, or, if applicable, such earlier time as may be required under the Act; to make no further amendment or any supplement to the Registration Statement or the Prospectus prior to the last Time of Delivery which shall be disapproved by you promptly after reasonable notice thereof; to advise you, promptly after it receives notice thereof, of the time when any amendment to the Registration Statement has been filed or becomes effective or any amendment or supplement to the Prospectus has been filed and to furnish you with copies thereof; to file promptly all material required to be filed by the Company with the Commission pursuant to Rule 433(d) under the Act; to advise you, promptly after it receives notice thereof, of the issuance by the Commission of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus in respect of the Shares, of the suspension of the qualification of the Shares for offering or sale in any jurisdiction, of the initiation or threatening of any proceeding for any such purpose, including pursuant to Section 8A under the Act or of any request by the Commission for the amending or supplementing of the Registration Statement or the Prospectus or for additional information; and, in the event of the issuance of any stop order or of any order preventing or suspending the use of any Preliminary Prospectus or other prospectus or suspending any such qualification, to promptly use its reasonable best efforts to obtain the withdrawal of such order;

(b) Promptly from time to time to take such action as you may reasonably request to qualify the Shares for offering and sale under the securities laws of such jurisdictions as you may request and to comply with such laws so as to permit the continuance of sales and dealings therein in such jurisdictions for as long as may be necessary to complete the distribution of the Shares, provided that in connection therewith the Company shall not be required to qualify as a foreign corporation (where not otherwise required) or to file a general consent to service of process in any jurisdiction (where not otherwise required);

(c) Prior to 10:00 a.m., New York City time, on the New York Business Day next succeeding the date of this Agreement and from time to time, to furnish the Underwriters with written and electronic copies of the Prospectus in New York City in such quantities as you may reasonably request, and, if the delivery of a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is required at any time prior to the expiration of nine months after the time of issue of the Prospectus in connection with the offering or sale of the Shares and if at such time any event shall have occurred as a result of which the Prospectus as then amended or supplemented would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made when such Prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) is delivered, not misleading, or, if for any other reason it shall be necessary during such same period to amend or supplement the Prospectus in order to comply with the Act, to notify you and upon your request to prepare and furnish without charge to each Underwriter and to any dealer in securities as many written and electronic copies as you may from time to time reasonably request of an amended Prospectus or a supplement to the Prospectus which will correct such statement or omission or effect such compliance; and in case any Underwriter is required to deliver a prospectus (or in lieu thereof, the notice referred to in Rule 173(a) under the Act) in connection with sales of any of the Shares at any time nine months or more after the time of issue of the Prospectus, upon your request but at the expense of such Underwriter, to prepare and deliver to such Underwriter as many written and electronic copies as you may request of an amended or supplemented Prospectus complying with Section 10(a)(3) of the Act;

(d) To make generally available to its securityholders as soon as practicable, but in any event not later than sixteen months after the effective date of the Registration Statement (as defined in Rule 158(c) under the Act), an earnings statement of the Company and its subsidiaries (which need not be audited) complying with Section 11(a) of the Act and the rules and regulations of the Commission thereunder (including, at the option of the Company, Rule 158);

(e) (1) During the period beginning from the date hereof and continuing to and including the date that is 90 days after the date of the Prospectus (the “Lock-Up Period”), not to (i) offer, sell, contract to sell, pledge, lend, grant any option to purchase, make any short sale or otherwise transfer or dispose of, directly or indirectly, or file with or confidentially submit to the Commission a registration statement under the Act relating to, any securities of the Company that are substantially similar to the Shares, including but not limited to any options or warrants to purchase shares of Stock or any securities that are convertible into or exchangeable for, or that represent the right to receive, Stock or any such substantially similar securities, or publicly disclose the intention to make any offer, sale, pledge, loan, disposition, confidential submission or filing or (ii) enter into any swap or other agreement that transfers, in whole or in part, any of the economic consequences of ownership of the Stock or any such other securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Stock or such other securities, in cash or otherwise (other than the Shares to be sold hereunder or any equity awards issued, including any Stock issued upon the exercise or vesting of such equity awards, pursuant to grants made under the Company’s equity incentive plans, or upon the conversion or exchange of convertible or exchangeable securities outstanding as of, the date of this Agreement), without the prior written consent of [ ● ]; provided, however, the foregoing sentence shall not apply to (a) entry into the Exchange Agreement and the consummation of the transactions contemplated thereby and (b) shares of Common Stock or any securities convertible into or exercisable or exchangeable for shares of Common Stock issued in connection with future business combinations, acquisitions, joint ventures, commercial relationships or other strategic transactions and/or the filing with the Commission of a registration statement relating to such transactions; provided that, in the case of this clause (b), the recipients of such shares of Common

Stock execute a lock-up letter in the form attached as Annex A and that such issuance does not exceed 5% of the total number of shares of Common Stock outstanding immediately following the sale of the Shares contemplated by this Agreement and (c) the filing of any registration statement on Form S-8 relating to securities granted or to be granted pursuant to the Company’s equity plans that are described in the Pricing Prospectus or any assumed employee benefit plan contemplated by clause (b); and

(2) If [ ● ], in its sole discretion, agrees to release or waive the restrictions set forth in a lock-up letter in the form attached as Annex I hereof for an officer or director of the Company and provides the Company with notice of the impending release or waiver at least five business days before the effective date of the release or waiver, the Company agrees to announce the impending release or waiver by a press release substantially in the form of Annex II hereto through a major news service at least two business days before the effective date of the release or waiver;

(f) During a period of three years from the effective date of the Registration Statement (or such earlier date as the Shares cease to be publicly traded), to furnish to you copies of all reports or other communications (financial or other) furnished to stockholders, and to deliver to you (i) as soon as they are available, copies of any reports and financial statements furnished to or filed with the Commission or any national securities exchange on which any class of securities of the Company is listed; and (ii) such additional information concerning the business and financial condition of the Company as you may from time to time reasonably request (such financial statements to be on a consolidated basis to the extent the accounts of the Company and its subsidiaries are consolidated in reports furnished to its stockholders generally or to the Commission); provided, that the Company shall be deemed to have furnished such reports, financial statements and other information to the extent they are filed on EDGAR or any successor system;

(g) To use its reasonable best efforts to maintain the listing of the Shares on the Exchange;

(h) To file with the Commission such information on Form 10-Q or Form 10-K as may be required by Rule 463 under the Act;

(i) If the Company elects to rely upon Rule 462(b), the Company shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Company shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the Act; and

(j) The Company will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

8. Fortive covenants and agrees with each Underwriter and the Selling Stockholder that it will not take, directly or indirectly, any action designed to or that would reasonably be expected to cause or result in any stabilization or manipulation of the price of the Stock.

9. (a) The Company represents and agrees that, without the prior consent of the Representatives and Fortive, it has not made and will not make any offer relating to the Shares that would constitute a “free writing prospectus” as defined in Rule 405 under the Act; each Underwriter represents and agrees that, without the prior consent of the Company, the Representatives and Fortive, it has not made and will not make any offer relating to the Shares that would constitute a free writing prospectus required to be filed with the Commission; any such free writing prospectus the use of which has been consented to by the Company and the Representatives is listed on Schedule III(a) or Schedule III(c) hereto;

(b) The Company has complied and will comply with the requirements of Rule 433 under the Act applicable to any Issuer Free Writing Prospectus, including timely filing with the Commission or retention where required and legending; and the Company represents that it has satisfied and agrees that it will satisfy the conditions under Rule 433 under the Act to avoid a requirement to file with the Commission any electronic road show; and

(c) The Company agrees that if at any time following issuance of an Issuer Free Writing Prospectus any event occurred or occurs as a result of which such Issuer Free Writing Prospectus would conflict with the information in the Registration Statement, the Pricing Prospectus or the Prospectus or would include an untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances then prevailing, not misleading, the Company will give prompt notice thereof to the Representatives and, if requested by the Representatives, will prepare and furnish without charge to each Underwriter an Issuer Free Writing Prospectus or other document which will correct such conflict, statement or omission; provided, however, that this representation and warranty shall not apply to any statements or omissions in an Issuer Free Writing Prospectus made in reliance upon and in conformity with the Underwriter Information.

10. The Company covenants and agrees with the several Underwriters and the Selling Stockholder that the Company will pay or cause to be paid the following costs and expenses incident to the performance of its obligations hereunder: (i) the fees, disbursements and expenses of the Company’s counsel and accountants in connection with the registration of the Shares under the Act and all other expenses in connection with the preparation, printing, reproduction and filing of the Registration Statement, any Preliminary Prospectus, any Issuer Free Writing Prospectus and the Prospectus and amendments and supplements thereto and the mailing and delivering of copies thereof to the Underwriters and dealers; (ii) the cost of printing or producing the Blue Sky Memorandum; (iii) the costs of reproducing and distributing the Exchange Agreement; (iv) all expenses in connection with the qualification of the Shares for offering and sale under state securities laws as provided in Section 7(b) hereof, including the fees and disbursements of counsel for the Underwriters in connection with such qualification and in connection with the Blue Sky survey; provided that the amount payable by the Company pursuant to this clause (iv) shall not exceed $15,000; (v) all fees and expenses in connection with listing the Shares on the Exchange; (vi) the filing fees incident to, and the fees and disbursements of counsel for the Underwriters in connection with, any required review by FINRA of the terms of the sale of the Shares (including the fees and expenses of [ ● ], acting as “qualified independent underwriter” within the meaning of the aforementioned FINRA Rule 5121); provided that the amount payable by the Company pursuant to this clause (vi) shall not exceed $45,000; (vii) the cost of preparing stock certificates (if any); (viii) the cost and charges of any transfer agent or registrar to the Company; and (ix) all other costs and expenses incident to the performance of the Company’s obligations hereunder which are not otherwise specifically provided for in this Section. It is understood, however, that, except as provided in this Section, and Sections 12 and 15 hereof, the Underwriters and the Selling Stockholder will pay all of their own costs and expenses, including the fees of their counsel, stock transfer taxes on resale of any of the Shares by them, and any advertising expenses connected with any offers they may make. The Company hereby confirms its engagement of [ ● ] as, and [ ● ] hereby confirms its agreement with the Company to render services as, a “qualified independent underwriter” within the meaning of Rule 5121(f)(12) of FINRA with respect to the offering and sale of the Shares. As compensation for the services of [ ● ], as “qualified independent underwriter” hereunder, the Company agrees to pay [ ● ], in its capacity as “qualified independent underwriter,” $[25,000] at such Time of Delivery.

11. The obligations of the Underwriters hereunder, as to the Shares to be delivered at the Time of Delivery, shall be subject, in their discretion, to the condition that all representations and warranties and other statements of the Company, Fortive and the Selling Stockholder herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and Fortive shall have performed in all material respects all of its respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) The Prospectus shall have been filed with the Commission pursuant to Rule 424(b) under the Act within the applicable time period prescribed for such filing by the rules and regulations under the Act and in accordance with Section 7(a) hereof; all material required to be filed by the Company pursuant to Rule 433(d) under the Act shall have been filed with the Commission within the applicable time period prescribed for such filing by Rule 433; if the Company has elected to rely upon Rule 462(b) under the Act, the Rule 462(b) Registration Statement shall have become effective by 10:00 P.M., Washington, D.C. time, on the date of this Agreement; no stop order suspending the effectiveness of the Registration Statement or any part thereof shall have been issued and no proceeding for that purpose or pursuant to Section 8A of the Act shall have been initiated or, to the knowledge of the Company, threatened by the Commission; no stop order suspending or preventing the use of the Pricing Prospectus, Prospectus or any Issuer Free Writing Prospectus shall have been initiated or threatened by the Commission; and all requests for additional information on the part of the Commission shall have been complied with to your reasonable satisfaction;

(b) Latham & Watkins LLP, counsel for the Underwriters, shall have furnished to you such written opinion and negative assurance letter, each dated for such Time of Delivery, in form and substance satisfactory to the Representatives, and such counsel shall have received such papers and information as they may reasonably request to enable them to pass upon such matters;

(c) Covington & Burling LLP, counsel for the Company, shall have furnished to you their written opinion and negative assurance letter, each dated for such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(d) Skadden, Arps, Slate, Meagher & Flom LLP, counsel for Fortive, shall have furnished to you their written opinion, dated for such Time of Delivery, in form and substance reasonably satisfactory to the Representatives;

(e) [ ● ], counsel for the Selling Stockholder, shall have furnished to you its written opinion, dated such Time of Delivery, in such form and substance reasonably satisfactory to the Representatives;

(f) On the date of the Prospectus at a time after the execution of this Agreement, at 9:30 a.m., New York City time, on the effective date of any post-effective amendment to the Registration Statement filed subsequent to the date of this Agreement and also at the Time of Delivery, Ernst & Young LLP shall have furnished to you a letter or letters, dated the respective dates of delivery thereof, in form and substance reasonably satisfactory to the Representatives;

(g) (i) Neither the Company nor any of its subsidiaries shall have sustained since the date of the latest audited financial statements included in the Pricing Prospectus any Material Adverse Effect of a type described in Section 1(e) hereof, and (ii) since the respective dates as of which information is given in the Pricing Prospectus there shall not have been any change in the capital stock or material short-term or long-term debt of the Company or any of its subsidiaries, or any dividend or distribution of any kind declared, set aside for payment, paid or made by the Company on any class of capital stock, except, in the case of clauses (i) and (ii), as set forth or contemplated in the Pricing Prospectus and the Prospectus, the effect of which, is in your judgment so material and adverse as to make it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(h) On or after the Applicable Time there shall not have occurred any of the following: (i) a suspension or material limitation in trading in securities generally on the Exchange; (ii) a suspension or material limitation in trading in the Company’s securities on the Exchange; (iii) a general moratorium on commercial banking activities declared by either Federal or New York State authorities or a material disruption in commercial banking or securities settlement or clearance services in the United States; (iv) the outbreak or escalation of hostilities involving the United States or the declaration by the United States of a national emergency or war or (v) the occurrence of any other calamity or crisis or any change in financial, political or economic conditions in the United States or elsewhere, if the effect of any such event specified in clause (iv) or (v) in your judgment makes it impracticable or inadvisable to proceed with the public offering or the delivery of the Shares being delivered at such Time of Delivery on the terms and in the manner contemplated in the Pricing Prospectus and the Prospectus;

(i) FINRA shall have raised no objection that has not been resolved with respect to the fairness and reasonableness of the underwriting terms and arrangements;

(j) The Company shall have obtained and delivered to the Underwriters executed copies of an agreement from Fortive and all executive officers and directors of the Company, substantially to the effect set forth in Annex I hereof in form and substance satisfactory to you

(k) The Company shall have complied with the provisions of Section 7(c) hereof with respect to the furnishing of prospectuses on the New York Business Day next succeeding the date of this Agreement;

(l) The Representatives shall have received on and as of the Time of Delivery a certificate of (x) the chief financial officer or chief accounting officer of the Company (i) confirming that such officer has carefully reviewed the Registration Statement, the Pricing Disclosure Package and the Prospectus and, to the knowledge of such officer, the representations of the Company set forth in Sections 1(a), 1(b), 1(c) and 1(d) hereof are true and correct, (ii) confirming that the other representations and warranties of the Company in this Agreement are true and correct and that the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Time of Delivery, and (iii) to the effect set forth in paragraph (a) above; (y) Fortive (i) confirming that, to the knowledge of the individual signing such certificate, the representations of Fortive set forth in Sections 3(d), 3(e) and 3(f) hereof are true and correct and (ii) confirming that the other representations and warranties of Fortive in this Agreement are true and correct and that Fortive has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Time of Delivery; and (z) the Selling Stockholder confirming that the representations and warranties of the Selling Stockholder in this Agreement are true and correct and that the Selling Stockholder has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied hereunder at or prior to the Time of Delivery;

(m) The Exchange Agreement has been executed and the transactions and agreements contemplated by the Exchange Agreement to have occurred as of or prior to the Time of Delivery shall have been consummated substantially in accordance with the terms of the Exchange Agreement;

(n) With respect to the obligations of the several Underwriters to purchase and pay for the Shares at the Time of Delivery, the exchange (as described in the Pricing Prospectus and the Prospectus) shall have occurred in accordance with the terms of the Exchange Agreement and without giving effect to any waiver of conditions or amendments not consented to by the Representatives;

(o) The Selling Stockholder will deliver to the Representatives prior to or at the Time of Delivery (i) a properly completed and executed United States Treasury Department Form W-9 (or other applicable form or statement specified by the Treasury Department regulations in lieu thereof) in order to facilitate the Underwriters’ documentation of their compliance with the reporting and withholding provisions of the Tax Equity and Fiscal Responsibility Act of 1982 with respect to the transactions herein contemplated and (ii) a properly completed and executed certification of non-foreign status substantially in the form set forth in Treasury Regulations Section 1.1445-2(b)(2)(iv);

(p) At the Time of Delivery, the Representatives shall have received a certificate of the Secretary of the Company, as to such matters as the Representatives may reasonably request; and

(q) At the Time of Delivery, the Company shall have furnished to the Representative such additional information, certificates, opinions or documents as the Representatives may reasonably request.

12. (a) The Company will indemnify and hold harmless each Underwriter and the Selling Stockholder against any losses, claims, damages or liabilities (or actions in respect thereof), joint or several, to which such Underwriter or the Selling Stockholder may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, any Issuer Free Writing Prospectus, any “roadshow” as defined in Rule 433(h) under the Act (a “roadshow”), or any “issuer information” filed or required to be filed pursuant to Rule 433(d) under the Act, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, and will reimburse each Underwriter or the Selling Stockholder for any reasonable documented out-of-pocket legal or other expenses reasonably incurred by such Underwriter or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred; provided, however, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, in reliance upon and in conformity with the (i) Underwriter Information, (ii) Fortive Information or (iii) Selling Stockholder Information.

The Company also agrees to indemnify and hold harmless, [ ● ], its affiliates, directors and officers and each person, if any, who controls [ ● ] within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities incurred as a result of [ ● ] participation as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with the offering of the Shares.

(b) Each Underwriter, severally and not jointly, will indemnify and hold harmless the Company, Fortive and the Selling Stockholder against any losses, claims, damages or liabilities (or actions in respect thereof) to which the Company may become subject, under the Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon an untrue statement or alleged untrue statement of a material fact contained in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission was made in the Registration Statement, any Preliminary Prospectus, the Pricing Prospectus or the Prospectus, or any amendment or supplement thereto, or any Issuer Free Writing Prospectus, or any roadshow, in reliance upon and in conformity with the Underwriter Information; and will reimburse the Company, Fortive and the Selling Stockholder for any reasonable documented out-of-pocket legal or other expenses reasonably incurred by the Company, Fortive or the Selling Stockholder in connection with investigating or defending any such action or claim as such expenses are incurred. As used in this Agreement with respect to an Underwriter and an applicable document, “Underwriter Information” shall mean the written information furnished to the Company by such Underwriter through the Representatives expressly for use therein; it being understood and agreed upon that only such information furnished by any Underwriter consists of the following information in the Prospectus furnished on behalf of each Underwriter: the concession and reallowance figures appearing in the [ ● ] paragraph under the caption “Underwriting”, and the information contained in the [ ● ] paragraph under the caption “Underwriting”.

(c) Fortive will indemnify and hold harmless each Underwriter and the Selling Stockholder to the same extent as the indemnity set forth in paragraph (a) above; provided, however, that Fortive’s agreement to indemnify and hold harmless hereunder shall only apply insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to Fortive furnished to the Company in writing by Fortive expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended), it being understood and agreed upon that the only such information furnished by Fortive consists of the following information in the Registration Statement, Pricing Disclosure Package or Prospectus furnished by Fortive: the information in the row beginning with “Fortive Corporation” in the table in the section entitled “Principal and Selling Stockholder” (“Fortive Information”);

Fortive also agrees to indemnify and hold harmless [ ● ], its affiliates, directors and officers and each person, if any, who controls [ ● ] within the meaning of Section 15 of the Act or Section 20 of the Exchange Act, from and against any and all losses, claims, damages and liabilities incurred as a result of [ ● ] participation as a “qualified independent underwriter” within the meaning of FINRA Rule 5121 in connection with the offering of the Shares; provided, however, that Fortive’s agreement to indemnify and hold harmless hereunder shall only apply insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any Fortive Information.

(d) The Selling Stockholder will indemnify and hold harmless each Underwriter and the Company to the same extent as provided in paragraph (a) above; provided, however, that (i) the Selling Stockholder’s agreement to indemnify and hold harmless hereunder shall only apply insofar as such losses, claims, damages or liabilities arise out of, or are based upon, any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to the Selling Stockholder furnished to the Company in writing by the Selling Stockholder expressly for use in the Registration Statement, the Prospectus (or any amendment or supplement thereto), any Issuer Free Writing Prospectus or any Pricing Disclosure Package (including any Pricing Disclosure Package that has subsequently been amended) it being understood and agreed upon that the only such information furnished by the Selling Stockholder consists of the following information in the Registration Statement, Pricing Disclosure Package or Prospectus furnished by the Selling Stockholder: [ ● ] (“Selling Stockholder Information”), and (ii) the aggregate amount of the Selling Stockholder’s liability pursuant to this Section 12(d) shall not exceed the aggregate amount of gross proceeds received by the Selling Stockholder from the sale of its Shares hereunder.

(e) Promptly after receipt by an indemnified party under subsection (a), (b), (c) or (d) above of notice of the commencement of any action, such indemnified party shall, if a claim in respect thereof is to be made against the indemnifying party under such subsection, notify the indemnifying party in writing of the commencement thereof; provided that the failure to notify the indemnifying party shall not relieve it from any liability that it may have under the preceding paragraphs of this Section 12 except to the extent that it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure; and provided further that the failure to notify the indemnifying party shall not relieve it from any liability that it may have to an indemnified party otherwise than under the preceding paragraphs of this Section 12, except to the extent it has been materially prejudiced (through the forfeiture of substantive rights or defenses) by such failure. In case any such action shall be brought against any indemnified party and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate therein and, to the extent that it shall wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party (who shall not, except with the consent of the indemnified party, be counsel to the indemnifying party), and, after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party shall not be liable to such indemnified party under such subsection for any legal expenses of other counsel or any other expenses, in each case subsequently incurred by such indemnified party, in connection with the defense thereof other than reasonable costs of investigation. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the contrary; (ii) the indemnifying party has failed within a reasonable time to retain counsel reasonably satisfactory to the indemnified party; (iii) the indemnified party shall have reasonably concluded that there may be legal defenses available to it that are different from or in addition to those available to the indemnifying party; or (iv) the named parties in any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood and agreed that the indemnifying party shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all indemnified parties, and that all such fees and expenses shall be paid or reimbursed as they are incurred. Any such separate firm for any Underwriter, its affiliates, directors and officers and any control persons of such Underwriter shall be designated in writing by [ ● ], and any such separate firm for the Company, its directors, its officers who signed the Registration Statement and any control persons of the Company shall be designated in writing by the Company. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent, the indemnifying Person agrees to indemnify each indemnified party from and against any loss or liability by reason of such settlement. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested that an indemnifying party reimburse the indemnified party for reasonable, documented fees and expenses of counsel as contemplated by this paragraph, the indemnifying party shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by the indemnifying party of such request and (ii) the indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the written consent of the indemnified party, effect the settlement or compromise of, or consent to the entry of any judgment with respect to, any pending or threatened action or claim in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified party is an actual or potential party to such action or claim) unless such settlement, compromise or judgment (i) includes an unconditional release of the indemnified party from all liability arising out of such action or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act, by or on behalf of any indemnified party.

(f) If the indemnification provided for in this Section 12 is unavailable to or insufficient to hold harmless an indemnified party under subsection (a), (b), (c) or (d) above in respect of any losses, claims, damages or liabilities (or actions in respect thereof) referred to therein, then each indemnifying party shall, contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (or actions in respect thereof) in such proportion as is appropriate to reflect the relative benefits received by the Company and Fortive on the one hand and the Underwriters or [ ● ] in its capacity as a “qualified independent underwriter,” as the case may be, on the other from the offering of the Shares. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, then each indemnifying party shall, contribute to such amount paid or payable by such indemnified party in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Company and Fortive on the one hand and the Underwriters or [ ● ] in its capacity as a “qualified independent underwriter,” as the case may be, on the other in connection with the statements or omissions which resulted in such losses, claims, damages or liabilities (or actions in respect thereof), as well as any other relevant equitable considerations. The relative benefits received by the Company and Fortive on the one hand and the Underwriters or [ ● ] in its capacity as a “qualified independent underwriter,” as the case may be, on the other shall be deemed to be in the same respective proportions as the total net proceeds from the offering (before deducting expenses) received by the Company and Fortive from the sale of the Shares and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover page of the Prospectus or the fee to be received by [ ● ] in its capacity as “qualified independent underwriter,” as the case may be, bear to the aggregate offering price of the Shares. The relative fault shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company and Fortive on the one hand or the Underwriters or [ ● ] in its capacity as a “qualified independent underwriter,” as the case may be, on the other and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Company, Fortive, the Selling Stockholder and the Underwriters agree that it would not be just and equitable if contribution pursuant to this subsection (f) were determined by pro rata allocation (even if the Selling Stockholder or the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this subsection (f). The amount paid or payable by an indemnified party as a result of the losses, claims, damages or liabilities (or actions in respect thereof) referred to above in this subsection (f) shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this subsection (f), no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this subsection (f), in no event shall Fortive be required to contribute any amount in excess of the amount by which the net proceeds (before deducting expenses) received by the Selling Stockholder from the sale of the Shares exceeds the damages that Fortive has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. Notwithstanding the provisions of this subsection (f), in no event shall the Selling Stockholder or the Underwriters be required to contribute any amount in excess of the amount by which the net proceeds (before deducting expenses) received by the Selling Stockholder or the Underwriters from the sale of the Shares exceeds the damages that the Underwriters or the Selling Stockholder have otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The Underwriters’ obligations in this subsection (f) to contribute are several in proportion to their respective underwriting obligations and not joint.

(g) The obligations of the Company under this Section 12 shall be in addition to any liability which the Company may otherwise have and shall extend, upon the same terms and conditions, to each person, if any, who controls the Selling Stockholder or any Underwriter within the meaning of the Act and each broker-dealer affiliate of any Underwriter; and the obligations of the Underwriters under this Section 12 shall be in addition to any liability which the respective Underwriters may otherwise have and shall extend, upon the same terms and conditions, to each officer and director of the Selling Stockholder or the Company (including any person who, with his or her consent, is named in the Registration Statement as about to become a director of the Company) and to each person, if any, who controls the Selling Stockholder or the Company within the meaning of the Act.

13. (a) If any Underwriter shall default in its obligation to purchase the Shares which it has agreed to purchase hereunder at a Time of Delivery, the Representatives may in their discretion arrange for the Representatives or another party or other parties to purchase such Shares on the terms contained herein. If within thirty-six hours after such default by any Underwriter the Representatives do not arrange for the purchase of such Shares, then the Company, Fortive and the Selling Stockholder shall be entitled to a further period of thirty-six hours within which to procure another party or other parties satisfactory to the Representatives to purchase such Shares on such terms. In the event that, within the respective prescribed periods, the Representatives notify the Company, Fortive and the Selling Stockholder that the Representatives have so arranged for the purchase of such Shares, or the Company, Fortive or the Selling Stockholder notify the Representatives that it has so arranged for the purchase of such Shares, the Representatives, the Company, Fortive or the Selling Stockholder shall have the right to postpone such Time of Delivery for a period of not more than seven days, in order to effect whatever changes may thereby be made necessary in the Registration Statement or the Prospectus, or in any other documents or arrangements, and the Company, Fortive and the Selling Stockholder agree to file promptly any amendments or supplements to the Registration Statement or the Prospectus which in the Representatives’ opinion may thereby be made necessary. The term “Underwriter” as used in this Agreement shall include any person substituted under this Section 13 with like effect as if such person had originally been a party to this Agreement with respect to such Shares.

(b) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company, Fortive or the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased does not exceed one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, then the Company, Fortive and the Selling Stockholder shall have the right to require each non-defaulting Underwriter to purchase the number of shares which such Underwriter agreed to purchase hereunder at such Time of Delivery and, in addition, to require each non-defaulting Underwriter to purchase its pro rata share (based on the number of Shares which such Underwriter agreed to purchase hereunder) of the Shares of such defaulting Underwriter or Underwriters for which such arrangements have not been made; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

(c) If, after giving effect to any arrangements for the purchase of the Shares of a defaulting Underwriter or Underwriters by the Representatives, the Company, Fortive and the Selling Stockholder as provided in subsection (a) above, the aggregate number of such Shares which remains unpurchased exceeds one-eleventh of the aggregate number of all the Shares to be purchased at such Time of Delivery, or if the Representatives, the Company, Fortive and the Selling Stockholder shall not exercise the right described in subsection (b) above to require non-defaulting Underwriters to purchase Shares of a defaulting Underwriter or Underwriters, then this Agreement shall thereupon terminate, without liability on the part of any non-defaulting Underwriter or the Representatives, the Company, Fortive or the Selling Stockholder except for the expenses to be borne by the Company, the Underwriters, Fortive and the Selling Stockholder as provided in Section 10 hereof and the indemnity and contribution agreements in Section 12 hereof; but nothing herein shall relieve a defaulting Underwriter from liability for its default.

14. The respective indemnities, agreements, representations, warranties and other statements of the Company, Fortive, the Selling Stockholder and the several Underwriters, as set forth in this Agreement or made by or on behalf of them, respectively, pursuant to this Agreement, shall remain in full force and effect, regardless of any investigation (or any statement as to the results thereof) made by or on behalf of any Underwriter, or Selling Stockholder, or any controlling person of any Underwriter or Selling Stockholder, or the Company, or Fortive, or any officer or director or controlling person of the Company or Fortive, and shall survive delivery of and payment for the Shares.

15. If this Agreement shall be terminated pursuant to Section 13 hereof, the Company shall not then be under any liability to any Underwriter except as provided in Sections 10 and 12 hereof; but, if for any other reason, any Shares are not delivered by or on behalf of the Selling Stockholder when required as provided herein, the Company will reimburse the Underwriters through the Representatives for all reasonable documented out-of-pocket expenses approved in writing by the Representatives, including reasonable documented fees and disbursements of counsel, reasonably incurred by the Underwriters in making preparations for the purchase, sale and delivery of the Shares not so delivered but the Company shall then be under no further liability to any Underwriter except as provided in Sections 10 and 12 hereof.

16. In all dealings hereunder, the Representatives shall act on behalf of each of the Underwriters, and the parties hereto shall be entitled to act and rely upon any statement, request, notice or agreement on behalf of any Underwriter made or given by the Representatives.

All statements, requests, notices and agreements hereunder shall be in writing, and if to the Underwriters shall be delivered or sent by overnight courier, registered or certified mail, or facsimile transmission to the Representatives c/o [ ● ] (or, in the case of facsimile transmission, to [             ]); and if to the Company shall be delivered or sent by overnight courier, registered or certified mail, or facsimile transmission to 5420 Wade Park Boulevard, Suite 206, Raleigh, North Carolina 27607, Attention: General Counsel (or, in the case of facsimile transmission, to [             ]); with a copy to Covington & Burling LLP, 850 Tenth Street, NW, Washington, DC 20001 (202) 662-6000, Attention: W. Andrew Jack; provided, however, that any notice to an Underwriter pursuant to Section 12(c) hereof shall be delivered or sent by overnight courier, registered or certified mail, or facsimile transmission to such Underwriter at its address set forth in its Underwriters’ Questionnaire, which address will be supplied to the Company by you upon request; provided, however, that notices under Section 7(e) shall be in writing, and if to the Underwriters shall be delivered or sent by overnight courier, registered or certified mail, or facsimile transmission to you as representatives at c/o [ ● ] (or, in the case of facsimile transmission, to [             ]); and if to the Selling Stockholder shall be delivered or sent by overnight courier, registered or certified mail, or facsimile transmission to [ ● ] (or, in the case of facsimile transmission, to [ ]); Any such statements, requests, notices or agreements shall take effect upon receipt thereof.

In accordance with the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)), the underwriters are required to obtain, verify and record information that identifies their respective clients, including the Company, which information may include the name and address of their respective clients, as well as other information that will allow the underwriters to properly identify their respective clients.

17. This Agreement shall be binding upon, and inure solely to the benefit of, the Underwriters, the Company, Fortive and the Selling Stockholder, and, to the extent provided in Sections 12 and 14 hereof, the officers and directors of the Company and each person who controls the Company, any Underwriter, Fortive and the Selling Stockholder, and their respective heirs, executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. No purchaser of any of the Shares from any Underwriter shall be deemed a successor or assign by reason merely of such purchase.

18. Time shall be of the essence of this Agreement. As used herein, the term “business day” shall mean any day when the Commission’s office in Washington, D.C. is open for business.

19. Each of the Company, Fortive and the Selling Stockholder acknowledge and agree that the Underwriters are acting solely in the capacity of an arm’s length contractual counterparty to the Company and the Selling Stockholder with respect to the offering of the Shares contemplated hereby (including in connection with determining the terms of the offering), in connection therewith and with the process leading to such transaction each Underwriter is acting solely as a principal and not the agent or fiduciary of the Company, Fortive, the Selling Stockholder or any other person with respect to this offering, no Underwriter has assumed an advisory or fiduciary responsibility in favor of the Company, Fortive or the Selling Stockholder with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Company on other matters) or any other obligation to the Company, Fortive or the Selling Stockholder except the obligations expressly set forth in this Agreement and the Company, Fortive and the Selling Stockholder have consulted their own legal and financial advisors to the extent they have deemed appropriate and none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person. The Company, Fortive and the Selling Stockholder agree that they will not claim that the Underwriters, or any of them, has rendered advisory services of any nature or respect, or owes a fiduciary or similar duty to the Company, Fortive or the Selling Stockholder in connection with such transaction or the process leading thereto.

20. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Company, the Underwriters, Fortive, the Selling Stockholder, or any of them, with respect to the subject matter hereof.

21. This Agreement and any transaction contemplated by this Agreement or the Exchange Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to principles of conflict of laws that would results in the application of any other law than the laws of the State of New York. The parties hereby agree that any suit or proceeding arising in respect of this Agreement or any transaction contemplated by this Agreement or the Exchange Agreement will be tried exclusively in the U.S. District Court for the Southern District of New York or, if that court does not have subject matter jurisdiction, in any state court located in The City and County of New York and the Company agrees to submit to the jurisdiction of, and to venue in, such courts.

22. The Company, each of the Underwriters, Fortive and the Selling Stockholder hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

23. This Agreement may be executed by any one or more of the parties hereto in any number of counterparts, each of which shall be deemed to be an original, but all such counterparts shall together constitute one and the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

24. Notwithstanding anything herein to the contrary, the Company is authorized to disclose to any persons the U.S. federal and state income tax treatment and tax structure of the potential transaction and all materials of any kind (including tax opinions and other tax analyses) provided to the Company relating to that treatment and structure, without the Underwriters imposing any limitation of any kind. However, any information relating to the tax treatment and tax structure shall remain confidential (and the foregoing sentence shall not apply) to the extent necessary to enable any person to comply with securities laws. For this purpose, “tax structure” is limited to any facts that may be relevant to that treatment.

25. Recognition of the U.S. Special Resolution Regimes.

(a) In the event that any Underwriter or Selling Stockholder that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter or Selling Stockholder of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b) In the event that any Underwriter or Selling Stockholder that is a Covered Entity or a BHC Act Affiliate of such Underwriter or Selling Stockholder becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter or Selling Stockholder are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

(c) As used in this section:

“BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k).

“Covered Entity” means any of the following:

(i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);

(ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or

(iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.

“U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

26. The obligation of the Selling Stockholder hereunder, as to delivery of the Shares to be delivered at the Time of Delivery, shall be subject, in its discretion, to the condition that all representations and warranties and other statements of the Company and Fortive herein are, at and as of the Applicable Time and such Time of Delivery, true and correct, the condition that the Company and Fortive shall have performed in all material respects all of its respective obligations hereunder theretofore to be performed, and the following additional conditions:

(a) With respect to the obligation of the Selling Stockholder to deliver the Shares at the Time of Delivery, the exchange (as described in the Pricing Prospectus and the Prospectus) shall have occurred in accordance with the terms of the Exchange Agreement and without giving effect to any waiver of conditions or amendments not consented to by the Selling Stockholder; and

(b) Immediately prior to the Time of Delivery, each of Fortive and Vontier shall have furnished to the Selling Stockholder the certificates contemplated by Section 6(a) of the Exchange Agreement.

If the foregoing is in accordance with your understanding, please sign and return to us one for the Company and the Selling Stockholder and the Representatives plus one for each counsel counterparts hereof, and upon the acceptance hereof by you, on behalf of each of the Underwriters, this letter and such acceptance hereof shall constitute a binding agreement between each of the Underwriters and the Company and the Selling Stockholder. It is understood that your acceptance of this letter on behalf of each of the Underwriters is pursuant to the authority set forth in a form of Agreement among Underwriters, the form of which shall be submitted to the Company for examination upon request, but without warranty on your part as to the authority of the signers thereof.

Very truly yours,

Vontier Corporation

By:
Name:
Title:

Accepted as of the date hereof:

Fortive Corporation

By:
Name:
Title:

[ ● ], as Selling Stockholder

By:
Name:
Title:

[ ● ]

By:
Name:
Title:

SCHEDULE 1

Underwriter	Total Number of Shares to be Purchased
[ ● ]	[ ● ]
Total

SCHEDULE 2

Selling Stockholder	Total Number of Shares to be Sold
[ ● ]	[ ● ]

SCHEDULE 3

(a)	Issuer Free Writing Prospectuses not included in the Pricing Disclosure Package:

[Electronic roadshow dated [ ● ]]

(b)	Additional Documents Incorporated by Reference:

[None]

(c)	Information other than the Pricing Prospectus that comprise the Pricing Disclosure Package:

The initial public offering price per share for the Shares is $ [ ● ]

The number of Shares purchased by the Underwriters is [ ● ]

ANNEX I

Form of Lock-Up Agreement

[Form of Lock-Agreement separately circulated.]

ANNEX II

[Form of Press Release]

Vontier Corporation

[Date]

Vontier Corporation (the “Company”) announced today that [ ● ], the lead book-running manager in the Company’s recent public sale of shares of common stock, is [waiving] [releasing] a lock-up restriction with respect to shares of the Company’s common stock held by [certain officers or directors] [an officer or director] of the Company. The [waiver] [release] will take effect on , [ ● ], and the shares may be sold on or after such date.

This press release is not an offer for sale of the securities in the United States or in any other jurisdiction where such offer is prohibited, and such securities may not be offered or sold in the United States absent registration or an exemption from registration under the United States Securities Act of 1933, as amended.